Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 13, 2007, relating to our audit of the consolidated financial statements of API Nanotronics Corp. as of and for the year ended May 31, 2007 included in the Annual Report on Form 10-KSB of API Nanotronics Corp. for the year ended May 31, 2007.

WithumSmith+Brown, P.C.

/s/ WithumSmith+Brown, P.C.

New Brunswick, New Jersey
November 1, 2007